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                                                                       EXHIBIT 5

                               PALMER & DODGE LLP
                    ONE BEACON STREET, BOSTON, MA 02108-3190



Telephone: (617) 573-0100                          Facsimile: (617) 227-4420



                                 June 25, 1996



Securities and Exchange Commission
450 Fifth Street, NW
Judiciary Plaza
Washington, DC  20549

    Re: Registration Statement on Form S-8 with Respect to the 1995 Stock
        Option Plan for Non-Employee Directors of CMG Information Services, Inc.

Dear Sir or Madam:

  Reference is made to the above-mentioned Registration Statement on Form S-8 (the "Registration Statement") to be filed by CMG Information Services, Inc., a Delaware corporation (the "Company"), on June 25, 1996, with the Securities and Exchange Commission regarding the issuance and sale by the Company of 141,000 shares (the "Shares") of its common stock, par value $0.01 per share, pursuant to options granted and to be granted under the Company's 1995 Stock Option Plan for Non-Employee Directors (the "Plan").

  We are general counsel for the Company and are familiar with the proceedings of its stockholders and Board of Directors. In connection with this opinion (the "Opinion"), we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following: (i) the Registration Statement; (ii) the Plan; and (iii) such other certificates, documents and records as we have deemed necessary to render the Opinion. Furthermore, we have made inquiry of such of the Company's officers, directors and agents as we have deemed necessary to render the Opinion.

  Based upon the foregoing, we are of the opinion that the Shares to be sold to optionees upon exercise of the above-described options under the Plan will, when issued and sold for the consideration stated in the Plan, be validly issued, fully paid and non-assessable.
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Securities and Exchange Commission
June 25, 1996
Page Two


  We understand that this Opinion is to be used in connection with the Registration Statement, and we hereby consent to the filing of this Opinion with and as part of the Registration Statement. It is understood that this Opinion shall only apply to Shares offered and issued while said Registration Statement is effective under the Securities Act of 1933, as amended.

                                        Very truly yours,



                                        Palmer & Dodge LLP